Exhibit 10.51


                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT, entered into on December 9, 1994 (the "Signing Date"), amended on February 24, 1995 and July 15, 1997, and dated as of the 1st day of July, 1994 (the "Effective Date"), between DOCTORS HEALTH, INC. (formerly Doctors Health System, Inc.), a Maryland corporation (the "Company") and ALAN KIMMEL (the " Physician Executive").

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                                   BACKGROUND
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                  The Company is engaged, directly or through service contracts with others, in the business of (i) negotiating contracts to provide health care services and products, (ii) managing health care providers, and (iii) providing health care services and products (the "Business").

                  The Physician Executive is a primary care physician with substantial skills and knowledge in the management and development of physician practices, and is experienced in creating and expanding a physician run equity model group practice working with hospitals, managed care organizations and other physicians.

                  The Executive and the Company previously entered into an Amended and Restated Employment Agreement dated February 24, 1995, a copy of which is attached hereto (the "Prior Agreement"), and each desires to amend and restate the Prior Agreement in its entirety to incorporate certain additional matters.

                  The Company desires to hire the Physician Executive, and the Physician Executive desires to work for the Company, on the terms and conditions set forth in this Agreement.

                  1.       EMPLOYMENT, DUTIES AND ACCEPTANCE.

                           1.1      EMPLOYMENT.  (a)  Effective  upon the
Effective Date, the Company shall employ the Physician Executive as its Treasurer, Secretary and Executive Vice President and Director of Medical Affairs. In such capacities, the Physician Executive have the duty, responsibility and authority for designing and implementing medical and non-medical policies

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and procedures, and for the supervision and coordination of: credentialling processes, prospective quality assurance and clinical utilization, disease management strategies, alignment of clinical and financial performance, primary/specialty care balance, incentive based physician compensation, group malpractice issues, medical resource management, clinical operational changes for managed primary care systems, professional dispute mediation, patient ombudsman issues relating to disputes with medical staff care, and transition strategies from illness care to well care, all after consultation with the Company's Executive Vice President and Director of Development and subject to the guidelines, policies and control of the Company's Chief Executive Officer and Board of Directors (the "Board"), to whom he shall report. The Physician Executive shall perform such other duties within these general parameters as the Chief Executive Officer or the Board may from time to time designate. The Physician Executive shall perform his duties faithfully and to the best of his abilities. The Physician Executive shall also serve (A) as a director of the Company (subject to the power of the Board and the Shareholders of the Company to remove him as set forth in the Company's Bylaws) and, (B) as a director of all of the Company's Subsidiaries (as defined in SECTION 5.2).

                  (b) The Physician Executive shall devote a significant portion of his working time and creative energies to the performance of his duties hereunder and will at such times devote such efforts as are reasonably sufficient for fulfilling the significant responsibilities entrusted to him. So long as such activities, in the aggregate, do not interfere with the performance by the Physician Executive of his duties hereunder: (i) the Physician Executive shall be permitted a reasonable amount of time to engage in the practice of medicine as an employee of Baltimore Medical Group, Inc. and to supervise his personal, passive, investments; (ii) the Physician Executive shall be permitted a reasonable amount of time to participate (as board member, officer or volunteer) in civic, political and charitable activities; (iii) the Physician Executive shall be permitted to deliver lectures to and teach at educational institutions and business organizations; and (iv) subject to the provisions of
SECTION 5 hereof, the Physician Executive may serve as a director or trustee of one or more corporations not affiliated with the Company.

                           1.2      PLACE OF EMPLOYMENT.  The Physician
Executive's principal place of employment shall be in the Baltimore, Maryland metropolitan area, subject to such travel as may be reasonably required by his employment pursuant to the terms hereof. The Physician Executive shall not be required to relocate outside of the Baltimore, Maryland metropolitan area during the Term except by mutual agreement.

                  2. TERM OF EMPLOYMENT. The term of the Physician Executive's employment under this Agreement (the "Term") shall commence on the Effective Date and shall end on April 1, 2000, unless sooner terminated, or later extended, as herein provided. Not later than February 1, 2000 (and each February 1 of each calendar year during any Extension Period (defined below)), the Company and the Physician Executive shall enter into good faith

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negotiations to determine whether and on what terms to extend or renew this
Agreement beyond June 30 of such calendar year. If by October 15, 1999 (and October 15 of any calendar year occurring during an Extension Period) either party gives written notice to the other of its desire to terminate this Agreement as of April 1, then this Agreement shall so terminate, and the Physician Executive shall be permitted a reasonable amount of time during the balance of the Term within which to explore alternative employment opportunities. If no such written notice to terminate is given by either party by October 15, 1999 (or by October 15 of any calendar year occurring during an Extension Period), then the Term shall, without further act or deed, automatically be extended upon the same terms and conditions as previously in effect, for an additional 12 month period, commencing on April 1 of the applicable calendar year and ending on March 31 of the immediately following calendar year. Each such 12 month extension during the Term is referred to herein as an "Extension Period", and shall constitute a part of the Term of this Agreement for all purposes, including the provisions regarding extensions contained in this Section 2.

                  3.       COMPENSATION.

                           3.1      SALARY.  As  compensation  for all  services
to be rendered pursuant to this Agreement, the Company shall pay to the Physician Executive, during the Term, a "Base Salary" (as defined in this SECTION 3.1) less such deductions as shall be required to be withheld by applicable laws and regulations. The "Base Salary" from July 1, 1997 to December 31, 1997 shall be a salary of $125,000 per annum, subject to upward adjustment as determined by the Executive Committee or the Board of Directors of the Company. The amount of the Base Salary has been established based upon the mutual assumption by the Company and the Physician Executive that the Physician Executive shall devote approximately fifty percent (50%) of his working time and creative energies to the performance of his duties hereunder. The Company and the Physician Executive acknowledge and agree that because the performance by the Physician Executive of his duties hereunder will be of critical importance to the growth and prosperity of the Company, the Company shall from time to time, in its reasonable discretion, evaluate and determine the working time and creative energies that the Physician Executive has devoted to the performance of his duties hereunder during any preceding three (3) month period (it being understood and agreed that the Physician Executive's use of permitted vacation hereunder shall not be included in such determination). If the Company determines that the Physician Executive has devoted significantly more or significantly less of his working time and creative energies to his duties hereunder during any such period, his Base Salary will be adjusted, up or down, by the Company (in the exercise of its reasonable discretion) on each such occasion, commencing with the beginning of the fiscal quarter of the Company immediately following the Signing Date. The Base Salary shall accrue from and after the Effective Date in equal monthly installments.

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                           3.2      BONUS.  The Physician  Executive  shall be
eligible to receive an annual bonus based upon the extent to which the Physician Executive's performance meets or exceeds agreed upon performance standards or the Physician Executive otherwise performs in an exemplary manner, all in the sole discretion of the President and Compensation Committee of the Board of Directors of the Company.

                           3.3      STOCK.

                                    (a)     All Shares of the  Company's  Class
A Common Stock (the "Stock") transferred to the Physician Executive hereunder is and shall remain subject to any transfer restrictions and other protections as are set forth in the Company's Charter, By-laws, or in any Shareholder's Agreement, and the certificates or other instruments representing such stock shall bear or contain a legend or statement regarding such transfer restrictions.

                           3.4.     WITHHOLDING.  The Company is  authorized to
withhold from the amount of any Salary and Bonuses and any other things of value paid to or for the benefit of the Physician Executive (other than transfers of Stock), all sums authorized by the Physician Executive or required to be withheld by law, court decree, or Physician Executive order, including (but not limited to) such things as income taxes, employment taxes, and employee contributions to fringe benefit plans sponsored by the Company.

                           3.5      PARTICIPATION  IN  PHYSICIAN  EXECUTIVE
BENEFIT PLANS. The Physician Executive shall be permitted during the Term, if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health program, automobile allowance, pension plan or similar benefit plan of the Company which may be available to other comparable executives and professional employees of the Company, generally on the same terms as such other executives.

                           3.6      VACATION.  The  Physician  Executive  will
receive at least 4 weeks vacation per year, to be scheduled and taken at the Physician Executive's option at such times as his duties may permit. Should the Company's policy provide for more vacation to comparable Physician Executives the Physician Executive will be accorded such higher vacation. Unused vacation time shall not be cumulated or carried over nor shall the Physician Executive receive any compensation for unused vacation time.

                           3.7      EXPENSES.  Subject to such policies as may
from time to time be established by the Board, the Company shall pay or reimburse the Physician Executive for all ordinary, necessary and reasonable expenses (including, without limitation, travel, meetings, dues, subscriptions, fees, educational expenses, computer equipment and the like) actually incurred or paid by the Physician Executive during the Term in the performance of the Physician Executive's services under this Agreement (including, without limitation, expenses

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incident to attendance at board or management meetings of the Company, or its
Subsidiaries or Affiliates), upon presentation of expense statements or vouchers or such other supporting information as the Board may require.

                           3.8      DEFERRED  COMPENSATION.  As soon as
practicable following execution of this Agreement, the Company shall pay the Executive $60,000 in full satisfaction of all deferred compensation obligations of the Company to him for services performed during fiscal 1995, 1996 and 1997 in the amount of $60,000.

                  4.       TERMINATION.

                           4.1 TERMINATION UPON DEATH. If the Physician
Executive dies during the Term, the Physician Executive's employment shall terminate as of the date of death of the Physician Executive.

                           4.2      TERMINATION  UPON  DISABILITY.
Notwithstanding any other provision of this Agreement, if during the Term the Physician Executive becomes physically, mentally or emotionally disabled, whether totally or partially, as determined by an independent qualified physician, so that the Physician Executive is, in the good faith determination of the Board, substantially unable to perform his services hereunder for (i) a period of three consecutive months, or (ii) shorter periods aggregating three months during any twelve month period, the Company may at any time after the last day of the three consecutive months of disability or on the last day of the shorter period aggregating three months of disability, by written notice to the Physician Executive, terminate the Physician Executive's employment hereunder as of the date such written notice becomes effective.

                           4.3      TERMINATION AT ELECTION OF COMPANY.

                                    (a)     Notwithstanding  any other provision
of this Agreement, the Company may terminate the Physician Executive's employment hereunder at any time upon: (i) the continued failure or refusal by, or manifest inability of, the Physician Executive to perform his duties after reasonable prior notice to the Physician Executive; (ii) the Physician Executive engaging in any acts or omissions involving dishonesty or acts or omissions that demonstrate a lack of integrity; (iii) the conviction of the Physician Executive of a felony; (iv) the Physician Executive engaging in acts or omissions that demonstrably and materially injure the business and affairs of the Company, monetarily or otherwise; and/or (v) any knowing material misrepresentation made by the Physician Executive to the Company or any material breach by the Physician Executive of his obligations hereunder.

                                    (b)     In addition to the Company's right
to terminate the Physician Executive's employment pursuant to SECTION 4.3(A), and notwithstanding any other provision

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of this Agreement, the Company may, for any or for no reason, terminate the
Physician Executive's employment upon 60 days prior written notice to the Physician Executive.

                           4.4      TERMINATION BY THE PHYSICIAN EXECUTIVE.

                                    (a)     Provided that the  Physician
Executive has delivered to the Board at least sixty (60) days prior written notice setting forth in reasonable detail any alleged material breach by the Company of this Agreement or other acts or omissions engaged in by the Company constituting "constructive termination" of the Physician Executive's employment with the Company, which breach, acts or omissions have not been cured by the Company as of the end of such period to the reasonable satisfaction of the Physician Executive, then, notwithstanding any other provision of this Agreement, the Physician Executive shall be entitled to terminate his employment for such reasons, effective immediately upon the delivery by the Physician Executive to the Board of a notice to the effect that such breach, acts or omissions have not been cured to the reasonable satisfaction of the Physician Executive; provided, however, that if such constructive termination is caused by the Physician Executive's incapacity or inability to serve due to a disability of the type described in SECTION 4.2 above and the Company elects to terminate the Physician Executive pursuant to the provisions of SECTION 4.2, the Physician Executive shall, for purposes of this Agreement, be deemed to have been terminated pursuant to the provisions of SECTION 4.2 and not of this SECTION 4.4.

                                    (b) For purposes of this SECTION 4.4,
"constructive termination" shall be limited to those circumstances where (i) the Company creates working conditions that a reasonable person in the Physician Executive's position would consider unreasonable or intolerable which is not remedied by the Company within sixty (60) days after notice thereof given by the Physician Executive; and (ii) such working conditions are not generally applicable to other Physician executives of the Company.

                           4.5      COMPENSATION AND BENEFITS FOLLOWING
                                    TERMINATION OF EMPLOYMENT.

                                    (a)     In the event of  termination  of the
Physician Executive's employment for any reason other than a termination pursuant to SECTION 4.3(B) or SECTION 4.4 (or a termination caused merely by the expiration of the Term): (i) all compensation and other benefits payable or provided hereunder shall cease as of the date of termination; (ii) Base Salary (if any) then payable or accrued through the date of termination; and (iii) all accrued benefits (if any) then payable to the Physician Executive pursuant to the terms of any plans or arrangements referred to in SECTION 3.5 shall be paid to the Physician Executive (or to his heirs, legatees and/or legal representatives) through the date of termination.

                                    (b)     In the event of  termination  of the
Physician Executive's employment pursuant to SECTION 4.3(B) or SECTION 4.4, the Physician Executive (or, in the

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event of the Physician Executive's subsequent death or disability, his heirs, legatees and/or legal representatives) shall receive, when and as the same would have been payable hereunder if the Physician Executive's employment had not been so terminated, each of the following payments and benefits:

                                            (i)      all  accrued  benefits  (if
any) then payable to the Physician Executive pursuant to the terms of any plans or arrangements referred to in SECTION 3.5; and

                                            (ii) with respect to any periods
after June 30, 1996, 50% of the Base Salary which would have been due to the Physician Executive from July 1, 1996 through the remainder of the Term, at the times such payments would otherwise be made, all as if this Agreement were still in effect.

                                    (c)     In the event of termination under
SECTION 4.2 (disability), the Physician Executive or his legal representative, as the case may be, shall, in addition to such other payments as may be due hereunder, be entitled to receive the proceeds of any disability policies maintained by the Company and payable to the Physician Executive.

                  5.       CERTAIN COVENANTS OF THE PHYSICIAN EXECUTIVE.

                           5.1 NECESSITY FOR COVENANTS. The Physician Executive
acknowledges that (i) the Company, its Subsidiaries and its Affiliates (as defined in SECTION 5.2) are engaged in the Business, and will in the future be engaged in the Business; (ii) his work and providing management services to health care entities for the Company and its Affiliates will give him access to customers and suppliers of, and trade secrets of and confidential information concerning, the Company, its Subsidiaries and its Affiliates; and (iii) the agreements and covenants contained in this SECTION 5 are essential to protect the business and goodwill of the Company, its Subsidiaries and its Affiliates. In order to induce the Company to enter into this Agreement and pay the compensation and other benefits at the levels requested by the Physician Executive, the Physician Executive enters into the following covenants:

                           5.2      DEFINITIONS.

                                    (a)     For purposes of SECTIONS 5.3 through
5.8 only, the term "Company" shall include the Company and all of the Company's, Subsidiaries and Affiliates.

                                    (b) "Provider" shall mean any health care
service provider or Affiliate thereof to whom the Company provided management or other services.

                                    (c)     "Payor"  means any  insurer,
employer, health maintenance organization, preferred provider organization, health benefit plan or other entity or organization

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to which, or to whose members, insured's, employees, enrollees, beneficiaries or other persons affiliated with it (collectively "Beneficiaries"), the Company provides services or products.

                                    (d) "Service Area" means the geographic area
in which the Company provides health care services and in which the Beneficiaries of those services generally reside, which shall include all areas within a 25 mile radius of the site of any Provider's office.

                                    (e)     "Subsidiary"  means any person or
entity in which the Company owns, beneficially or otherwise, an equity interest of more than 50%.

                                    (f)     "Affiliate"  means a  Subsidiary  of
the Company; a person or entity which is owned, controlled, or operated by the Company; any person owning an equity interest in the Company; any person who has appointed the Company as its exclusive agent for the provision of professional services and the collection of revenues therefrom; and any partner, member, employee, owner or agent of any Affiliate and any person or entity which is under common ownership, control or operation with the specified person or entity.

                           5.3      RESTRICTIONS.  During the Term and, unless
the Physician Executive's employment is terminated other than pursuant to SECTIONS 4.3(B) or 4.4 hereof, for a period of twelve (12) months after the Physician Executive's employment hereunder is terminated (the "Termination Date") (the "Restricted Period"), the Physician Executive shall not, directly or indirectly, for himself or on behalf of any other person, firm, corporation or other entity, whether as a principal, agent, employee, stockholder, partner, officer, member, director, sole proprietor, or otherwise:

                                    (a)     call upon or solicit  any  Provider
for the purpose of persuading the Provider to engage the Physician Executive or any other person, firm, corporation or other entity to provide services which are the same or similar to those the Company provided to the Provider;

                                    (b)     call upon or solicit any Payor for
the purpose of persuading the Payor to engage any person or entity other that the Company to provide health care services to the Payor with respect to any of its Beneficiaries in the Service Area;

                                    (c)     solicit,  participate  in or promote
the solicitation of any person who was employed by the Company or a Provider at any time during the twelve (12) months preceding the Termination Date to leave the employ of the Company, or hire or engage any of those persons;

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                                    (d)     make any disparaging remarks about
the Company's business, services or personnel;

                                    (e)     interfere in any way with the
Company's business, prospects or personnel; or

                                    (f) become affiliated with or render
services to any person engaged in any business that competes with the Business within the Service Area, directly or indirectly, in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee or consultant; provided, however, that the Physician Executive may own, directly or indirectly, solely as an investment, securities which are publicly traded if the Physician Executive (a) is not a controlling person of, or a member of a group which controls, the issuer and (b) does not, directly or indirectly, own 5% or more of any class of securities of the issuer.

                           5.4      TRADE SECRETS AND CONFIDENTIAL INFORMATION

                                    5.4.1   TRADE  SECRETS  DEFINED.  The  term
"Trade  Secrets,"  as  used  in  this  Agreement, includes, without limitation,
(i) all information concerning billing practices and procedures of the Company,
(ii) the rates and amounts that the Company pays to its personnel, (iii) information about the Company's contracts with insurers, health maintenance organizations, employers, and other payors, (iv) all formulae, compilations, programs, devices, lists, methods, techniques or processes of the Company, and
(v) all other information of the Company that would be deemed to be "trade secrets" within the meaning of the Maryland Uniform Trade Secrets Act (the "Act").

                                    5.4.2   CONFIDENTIAL  INFORMATION  DEFINED.
Any other information not qualifying as a Trade Secret, but relating to the business of the Company which is disclosed by the Company to the Physician Executive, or is discovered by the Physician Executive in the course of employment, is Confidential Information.

                                    5.4.3   DUTY TO  MAINTAIN  SECRECY  AND
CONFIDENTIALITY. During the Period of the Physician Executive's employment with the Company, the Physician Executive shall maintain the secrecy and confidentiality of the Trade Secrets and the Confidential Information and shall not (i) divulge, furnish or make accessible to anyone or in any way or use, for his own benefit or for the benefit of any other individual firm or entity (other than in the ordinary course of the Company's business), any Trade Secret or Confidential Information; (ii) take or permit any action to be taken which would reduce the value of the Trade Secrets or Confidential information to the Company; or (iii) otherwise misappropriate or suffer the misappropriation of the Trade Secrets or the Confidential information, within the meaning of the Act. After the Termination Date, Physician Executive shall continue to maintain the

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secrecy and confidentiality of such information, but only to the extent that the
Physician Executive is prohibited from directly or indirectly competing with Company pursuant to the provisions of SECTION 5.3.

                                    5.4.4   INFORMATION  WHICH  IS  PUBLICLY
KNOWN.   Notwithstanding   anything  herein  to  the contrary, the obligations
of secrecy and confidentiality set forth herein shall not apply to any information which is now generally publicly known or which subsequently becomes generally publicly known other than as a direct or indirect result of the breach of this Agreement by the Physician Executive, or which is required by law or order of any court to be disclosed.

                           5.5      PROPERTY OF THE COMPANY.  All memoranda,
notes, lists, records and other documents or papers (and all copies thereof), including but not limited to, such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Physician Executive, or made available to the Physician Executive concerning the Business, are and shall be the property of the Company and shall be delivered to the Company promptly upon the termination of the Physician Executive's employment with the Company or at any other time on request; provided however, that the Physician Executive may inspect during normal business hours such records as shall be necessary for the purpose of assisting the Physician Executive to file, or prepare for an audit of, his personal income tax returns.

                           5.6      PHYSICIAN  EXECUTIVE'S  IDEAS,  ETC. All
inventions, prototypes, discoveries, improvements, innovations and the like ("Inventions") and all works of original authorship or images that are fixed in any tangible medium of expression and all copies thereof ("Works") which are designed, created or developed by Physician Executive, solely or in conjunction with others, in the course of performance of the Physician Executive's duties which relate to the Business, shall be made or conceived for the exclusive benefit of and shall be the exclusive property of the Company. The Physician Executive shall immediately notify the Company upon the design, creation or development of all Inventions and Works. At any time thereafter, the Physician Executive, at the request and expense of the Company, shall execute and deliver to the Company all documents or instruments which may be necessary to secure or perfect the Company's title to or interest in the Inventions and Works, including but not limited to applications for letters of patent, and extensions, continuations or reissues thereof, applications for copyrights and documents or instruments of assignment or transfer. All Works are agreed and stipulated to be "works made for hire," as that term is used and understood within the Copyright Act of 1976, as amended. To the extent any Works are not deemed to be works made for hire as defined above, and to the extent that title to or ownership of any Invention or Work and all other rights therein are not otherwise vested exclusively in the Company, the Physician Executive shall, without further consideration but at the expense of the Company, assign and transfer to the Company the Physician Executive's

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entire right, title and interest (including copyrights and patents) in or to those Inventions and Works.

                           5.7      RIGHTS AND REMEDIES UPON BREACH. If the
Physician Executive breaches, or threatens to commit a breach of, any of the provisions of SECTIONS 5.1 through 5.6 (the "Restrictive Covenants"), the Company shall, in addition to its right immediately to terminate this Agreement, have the right and remedy (which right and remedy shall be independent of others and severally enforceable, and which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity) to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach could cause irreparable injury to the Company or its Affiliates and that money damages may not provide adequate remedy to the Company.

                           5.8      COVENANTS  CURRENTLY BINDING PHYSICIAN
EXECUTIVE. The Physician Executive warrants that his employment by the Company will not (a) violate any non-disclosure agreements, covenants against competition, or other restrictive covenants made by the Physician Executive to or for the benefit of any previous employer or partner, or (b) violate or constitute a breach or default under, any statute, law, judgment, order, decree, writ, injunction, deed, instrument, contract, lease, license or permit to which the Physician Executive is a party or by which the Physician Executive is bound.

                           5.9      LITIGATION.  There is no litigation,
proceeding or investigation of any nature (either civil or criminal) which is pending or, to the best of the Physician Executive's knowledge, threatened against or affecting the Physician Executive or which would adversely affect his ability to substantially perform the duties herein.

                           5.10     REVIEW.  The  Physician  Executive  has
received or been given the opportunity to review the provisions of this Agreement, and the meaning and effect of each provision, with independent legal counsel of the Physician Executive's choosing.

                           5.11     SEVERABILITY  OF  COVENANTS.   The
Physician Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                           5.12     BLUE-PENCILING.  If any court  determines
that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such

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provision, as the case may be, and, in its reduced form, such provision shall then be enforceable and shall be enforced. If any such court declines to so revise such covenant, the parties agree to negotiate in good faith a modification that will make such duration or scope enforceable.

                           5.13     ENFORCEABILITY  IN  JURISDICTIONS.  The
parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more of such jurisdictions hold any Restrictive Covenant unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Covenants, as to breaches of such Covenants in such other respective jurisdictions, such Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

                           5.14     EXTENSION.  If the Physician  Executive
violates any Restrictive Covenant, the Company shall not be deprived of the full benefit of the period of the covenant. Accordingly, the duration of that covenant shall be extended by the period of any violation of that covenant.

                           5.15     REMEDIES.  The Company shall be entitled to
injunctive or other equitable relief because it will be caused irreparable injury and damage by a breach of the provisions of any of the Restrictive Covenants. The right to injunctive relief shall include the right to both preliminary and permanent injunctions. The Company shall not be required to post a bond or other similar assurance if it brings an action to enforce the provisions of any of the Restrictive Covenants. The Company's right to equitable relief shall not preclude any other rights or remedies which the Company may have, all of which rights and remedies are cumulative.

                  6.       DISPUTE RESOLUTION.

                           6.1 COSTS OF LITIGATION. If either party files suit
or brings an arbitration proceeding to enforce its rights under this Agreement, the prevailing party shall be entitled to recover from the other party all expenses incurred by it in preparing for and in trying the case, including, but not limited to, investigative costs, court costs and reasonable attorney's fees.

                           6.2      CONSENT TO  JURISDICTION.  The parties
submit to the  jurisdiction  and venue of the courts of the State of Maryland.

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                           6.3      NO JURY TRIAL.  NEITHER PARTY SHALL ELECT A
TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

                           6.4      ARBITRATION.  Any dispute between the
Company and the Physician Executive concerning any part of the Physician Executive's compensation arising under SECTION 3 or SECTION 4 hereof shall be resolved by binding arbitration pursuant to the terms of SCHEDULE 6.4, attached hereto as a part hereof.

                  7.       OTHER PROVISIONS.

                           7.1 NOTICES. Any notice or other communication
required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage paid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, four days after the date of mailing, as follows:

                                    (i)   if to the Company, to:

                                          Doctors Health, Inc.
                                          10451 Mill Run Circle, 10th Floor
                                          Owings Mills, Maryland 21117

                                          Attention:  President

                                          with copy to:

                                          Doctors Health, Inc.
                                          10451 Mill Run Circle, 10th Floor
                                          Owings Mills, Maryland 21117

                                          Attention: Director of Legal Services

                                   (ii)   if to the Physician Executive, to:

                                          Alan Kimmel
                                          Two Park Center Court
                                          Owings Mills, Maryland 21117

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                  Any party may by notice given in accordance with this Section to the other party designate another address or person for receipt of notices hereunder.

                           7.2      ENTIRE  AGREEMENT.  This  Agreement
contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, with respect thereto, including the Prior Agreement.

                           7.3      WAIVERS AND  AMENDMENTS.  This  Agreement
may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Physician Executive and a duly authorized officer of the Company (each, in such capacity, a party) or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                           7.4      GOVERNING  LAW.  This  Agreement  has been
negotiated and is to be performed in the State of Maryland, and shall be governed and construed in accordance with the laws of the State of Maryland applicable to agreements made and to be performed entirely within such State.

                           7.5      COUNTERPARTS.  This  Agreement  may be
executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                           7.6      CONFIDENTIALITY.  Neither party shall
disclose the contents of this Agreement or of any other agreement they have simultaneously entered into to any person, firm or entity, except the agents or representatives of the parties, or except as required by law.

                           7.7      WORD FORMS.  Whenever used herein,  the
singular shall include the plural and the plural shall include the singular. The use of any gender, tense or conjugation shall include all genders, tenses and conjugations.

                           7.8  HEADINGS.  The Section  headings  have been
included for convenience only, are not part of this Agreement, and are not to be used to interpret any provision hereof.

                           7.9 BINDING EFFECT AND BENEFIT.  This  Agreement
shall be binding upon and inure to the benefit of the parties, their successors, heirs, personal representatives and other legal representatives. This Agreement may be assigned by the Company to any entity which buys substantially all of the Company's assets. However, the Physician Executive may not assign this Agreement without the prior written consent of the Company.

                           7.10  SEPARABILITY.  The  covenants  contained in
this Agreement are separable, and if any court of competent jurisdiction declares any of them to be invalid or unenforceable, that declaration of invalidity or unenforceability shall not affect the validity or enforceability of any of the other covenants, each of which shall remain in full force and effect.

                           7.11 CONSENT OR APPROVAL.  Whenever  under the terms
of this Agreement the approval or consent of the Company is required or the Company must make any determination, the Company, unless this Agreement specifically requires otherwise, may not unreasonably withhold or delay that consent or approval.

                           7.12 BACKGROUND. The Background is a part of this
Agreement.

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                  IN WITNESS WHEREOF, the parties, intending to be legally
bound, have executed this Agreement or caused it to be executed and attested by their duly authorized officers as a document under seal on the day and year first above written.

ATTEST/WITNESS:                             DOCTORS HEALTH, INC.

/s/ Paul Serini    , Secretary              By:  /s/ Stewart Gold         (SEAL)
___________________                              _________________________
                                                 Stewart Gold, President

                                            PHYSICIAN EXECUTIVE:

/s/ George Kohutiak                         /s/ Alan Kimmel               (SEAL)
___________________                         __________________________________
                                            Alan Kimmel
                                            Attorney-In-Fact

                                  SCHEDULE 6.4

                             ARBITRATION PROCEDURE

1.       INSTITUTION OF ARBITRATION PROCEEDING.

         1.1. Any party to this Agreement (an "Initiating Party") may initiate an arbitration proceeding (the "Proceeding") to resolve a dispute subject to resolution under this Schedule (a "Dispute") by giving written notice (the "Dispute Notice") to the other party (the "Responding Party") to such Dispute. The Dispute Notice shall describe the substance of the Dispute with sufficient specificity to give the Responding Party adequate notice of its nature. Unless otherwise specified, time periods specified in this Schedule 6.4 shall be calculated from the date of the Dispute Notice (the "Commencement Date").

2.       SELECTION OF ARBITRAL PANEL.

         2.1. The Arbitral Panel (the "Panel") shall consist of three arbitrators, two of whom (the "Party Designated Arbitrators") shall be selected by the parties pursuant to Section 2.2 hereof. The third arbitrator shall be a "Neutral Arbitrator" selected by the Party Designated Arbitrators pursuant to
Section 2.3 hereof.

         2.2. The Initiating Party shall designate its Party Designated Arbitrator in the Dispute Notice. Within fifteen days of the Commencement Date, the Responding Party shall designate its Party Designated Arbitrator.

         2.3. Within forty-five days of the Commencement Date, the two Party Designated Arbitrators shall agree upon and appoint a Neutral Arbitrator who shall be an accountant and a partner in an international, "Big Six" accounting firm.

         2.4. Each party agrees promptly to disclose to the other party any circumstances known to it which would cause reasonable doubt regarding the impartiality of an individual under consideration or appointed as the Neutral Arbitrator and any such individual shall also promptly disclose to the parties any such circumstances.

         2.5. During the process of selecting the Neutral Arbitrator and thereafter during the course of this Proceeding, ex parte communications with the Neutral Arbitrator or any individual under consideration as the Neutral Arbitrator are prohibited and shall be disclosed by the party making any ex parte communication, the Neutral Arbitrator or any individual under consideration as a Neutral Arbitrator immediately upon discovery.

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3.       PRE-HEARING PROCEDURES.

         3.1. Within fifteen days of the appointment of the Neutral Arbitrator, the Panel may convene a Pre-Hearing Conference to, inter alia, familiarize the Neutral Arbitrator with the nature of the Dispute between the Parties, determine the need for and the nature of discovery and establish a procedural schedule for the further conduct of the Proceeding.

4.       DISCOVERY.

         4.1. Discovery, appropriately limited by the nature of the Dispute, is expressly contemplated and permitted. However, the Parties acknowledge and agree that one of the benefits of resolving Disputes through arbitration is the opportunity reasonably to limit discovery. The Parties further agree that they will endeavor to agree upon procedures and a schedule for discovery that will result in a prompt and fair hearing under these procedures.

         4.2. Discovery requests and responses need not be served upon the Panel but the Panel shall promptly convene upon motion of either party to resolve discovery disputes, if any.

         4.3. Discovery will be completed within sixty days of the Pre-Hearing Conference.

5.       SUBMISSION OF EVIDENCE AND HEARING.

         5.1. The Panel may receive evidence in the form of written statements filed prior to Hearing for cross-examination on such statements or may receive oral testimony at Hearing. Each party shall be entitled to submit rebuttal testimony. The Panel may also permit opening and closing statements of counsel at Hearing.

         5.2. The Panel shall convene for Hearing the evidence and argument of the parties at a time and place to be established by the Panel. The Hearing shall be held no later than thirty days after the close of discovery or thirty days after the Pre-Hearing Conference if there is no discovery.

         5.3. At the Hearing, and for all other purposes related to the Proceeding, the Initiating Party shall be deemed the party seeking affirmative relief, shall go first and shall bear the burdens of proof and of persuasion.

         5.4.     The Hearing shall be transcribed.

6.       POST-HEARING PROCEDURES.

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         6.1. The Panel may request Post-Hearing briefs and, if it does so, shall establish a schedule for submission of such briefs at the close of Hearing.

         6.2. Within thirty days of the later of the close of the Hearing or its receipt of Post-Hearing briefs, the Panel shall issue a written Decision and Award which shall include findings of fact and explain the reasons for the Decision.

7.       CONFIDENTIALITY.

         7.1. Unless otherwise agreed, the Proceeding and all information and documents relating to it shall be kept confidential by the Parties, the Panel, witnesses and all other persons involved with the Proceeding. Specifically, but without limitation, the Confidential Information of the parties shall be safeguarded and maintained as confidential by all participants in the Proceeding.

8.       COSTS.

         8.1. The Neutral Arbitrator's fees and expenses, and all expenses of the Pre-Hearing Conference, Hearing or any other aspect of the Proceeding not directly attributable to either party, such as the cost of transcription of Panel Hearings and rental of Hearing rooms, shall be borne equally by the parties.

         8.2. The Panel shall in its Decision and Award determine whether and to what extent either party is a prevailing party and entitled to an award of its costs, including attorneys' fees.

9.       MISCELLANEOUS.

         9.1. The parties may agree at any time to depart from these procedures, including the time periods herein established. Although not favored, the Panel may also permit departures from these procedures and time periods absent agreement of the parties to prevent a miscarriage of justice.

         9.2. Until the Neutral Arbitrator is appointed, any issue relating to the Proceeding that is not provided for in these procedures shall be governed by the Commercial Arbitration Rules of the American Arbitration Association. Once the Neutral Arbitrator is appointed, the Panel is empowered to resolve all issues not contemplated by these procedures and upon which the parties cannot agree.

         9.3. The Panel may grant any remedy or relief that it deems just and equitable and within the scope of the agreement of the parties, including, but not limited to, specific performance of a contract, injunctive relief or other equitable relief.

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

         9.4. These procedures contemplate a two-party Proceeding. If there are more than two parties to a Proceeding, and they are unable by unanimous agreement to align themselves as two parties, each party shall be entitled to all the rights of a party hereunder, including specifically but without limitation the right to appoint a Party Designated Arbitrator, and the Neutral Arbitrator shall have a number of votes as to all matters decided by the Panel equal to the sum of (i) the votes of all Party Designated Arbitrators, and (ii) one.

         9.5. The Panel may, in its discretion, convene and act by conference call for all purposes other than taking oral testimony.